Exhibit 99.1

Vireo Health Announces First Quarter 2021 Financial Results

– Q1 GAAP revenue of $13.2 million increased 9% compared to Q1 2020 –

– Excluding former PA subsidiaries, Q1 revenue increased 30% YoY and 14% sequentially –

– Gross profit margin of 42.6% reflects improving efficiency of operations across core markets –

MINNEAPOLIS – May 14, 2021 – Vireo Health International, Inc. ("Vireo" or the "Company") (CSE: VREO; OTCQX: VREOF), the leading physician-led, science-focused multi-state cannabis company, today reported financial results for its first quarter ended March 31, 2021. All currency figures referenced in this press release reflect U.S. dollar amounts.

“Our first-quarter results are consistent with the trends from last quarter. We continued to see double-digit sequential revenue growth excluding our former Pennsylvania subsidiaries, and substantial improvement in our gross margin due to our focus on operational efficiencies,” said Chairman and Chief Executive Officer, Kyle Kingsley, M.D. “Wholesale performance in Maryland was temporarily impacted by the move to our recently-completed 110,000 square foot cultivation facility in Massey, but our increased scale in this market will drive stronger revenue growth and profitability in the second half of the year.”

Dr. Kingsley continued, “The phase two expansion projects we discussed last quarter in Arizona and Maryland are underway, and our teams are now aggressively focused on finalizing our expansion plans in New York. The recent passage of adult-use legislation in New York and New Mexico has improved our outlook for both of these markets, and further potential for regulatory change at local and federal levels could meaningfully impact the trajectory of our performance. We are excited by all the growth opportunity we see across our core markets, and look forward to sharing more details on our long-term outlook at our upcoming Investor Day events which we plan to announce in the coming weeks.”

Summary of Key Financial Metrics

	Three Months Ended
US $ in millions	March 31,
	2021	2020	Variance

GAAP Revenue	$13.2	$12.1	8.8%
Revenue (excl. former PA subsidiaries)	$13.2	$10.2	29.8%
GAAP Gross Profit	$5.6	$3.3	71.3%
Gross Profit Margin	42.6%	27.0%	1,560 bps
SG&A Expenses	$8.0	$6.9	16.9%
SG&A Expenses (% of Sales)	60.9%	56.7%	420 bps
Adjusted EBITDA (non-GAAP)	($1.8)	($3.1)	NM
Adjusted EBITDA Margin (non-GAAP)	(13.5%)	(25.7%)	1,220 bps

First Quarter Business Highlights

•	Total revenue of $13.2 million increased 8.8 percent year-over-year. Excluding results from the Company’s former subsidiaries in Pennsylvania, revenue increased 29.8 percent compared to Q1 2020.
•	Gross profit increased by $2.3 million to $5.6 million, or 42.6 percent of sales as compared to $3.3 million, or 27.0 percent of sales in Q1 2020.
•

During the quarter, the Company closed on its previously disclosed purchase of four cannabis licenses in Nevada. These licenses allow for the cultivation and production of cannabis products for both medical and adult-use purposes.

•

The Company also completed and received regulatory approval of its 110,000 sq. ft. cultivation facility in Massey, Maryland, and opened its first retail dispensary in Maryland in the City of Frederick which brought its total number of operational dispensaries to 16.

•

On March 25, 2021, the Company closed on the first tranche of a previously-announced senior secured, delayed draw term loan with Chicago Atlantic Group, an affiliate of Green Ivy Capital, and a group of lenders. The first tranche of $23.0 million, net of all fees and closing costs, will be utilized to support the Company’s ongoing growth initiatives and working capital requirements.

•

On March 31, the Company closed on the previously announced transaction to divest its former affiliate, Ohio Medical Solutions, Inc. In connection with the closing of the transaction, Vireo received cash proceeds of $1.15 million, and was relieved of $3.6 million in right of use liabilities affiliated with lease obligations.

First Quarter Financial Summary

Total revenue was $13.2 million in the first quarter, an increase of 8.8 percent as compared to Q1 2020, including the Company’s former subsidiaries in Pennsylvania. Excluding contributions from Pennsylvania, revenue increased 29.8 percent. Retail revenue excluding Pennsylvania increased 33.7 percent to $10.4 million in Q1 2021 and reflected growth in each of the Company’s retail markets. Wholesale revenue, excluding Pennsylvania increased by 17.4 percent to $2.8 million, driven by strong growth in the Arizona market.

Gross profit was $5.6 million, or 42.6 percent of revenue, as compared to gross profit of $3.3 million or 27.0 percent of revenue in Q1 last year. The improvement in gross profit compared to the prior year was driven by stronger performance in Minnesota where the Company recently opened four additional Green Goods™ retail dispensaries, as well as higher throughput across all markets which led to lower fixed costs per unit.

Total operating expenses in the first quarter were $10.7 million, an increase of $0.9 million or 9.8 percent as compared to $9.8 million in the first quarter of 2020. The increase in total expenses was attributable to an increase in selling, general and administrative expenses of $1.1 million. The increase in SG&A expenses was driven by operational expansion in Arizona, Maryland, and New Mexico, as well as the addition of four new retail dispensaries in Minnesota.

Total other expenses were $373,842 during Q1 2021, a reduction of $219,766 compared to $593,608 in Q1 2021. The decrease was primarily attributable to the gain on the divestiture of Ohio Medical Solutions, Inc. during the quarter.

EBITDA, as described in accompanying disclosures and footnotes, was a loss of $3.6 million during Q1 2021, compared to a loss of $5.0 million in Q1 2020. Adjusted EBITDA was a loss of $1.8 million in Q1 2021, as compared to a loss of $3.1 million in Q1 2020. Please refer to the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this press release for additional information.

Net loss in Q1 2021 was $7.0 million, as compared to a net loss of $7.5 million in Q1 2020. The improvement in net loss was primarily the result of the gain on the divestiture of the Company’s former affiliate, Ohio Medical Solutions, Inc.

Subsequent Events

On April 14, the Company announced the completion of a planned expansion of its cultivation and processing facility in New Mexico, which is now operating following the receipt of regulatory approval. The Company also announced that two recently completed retail dispensaries in Albuquerque and Las Cruces are ready to open, pending regulatory approval. Once approved, Vireo will have four operating dispensaries in the state of New Mexico.

On April 29, the Company announced the launch of ground medical cannabis flower in the state of New York. The ground flower line is being sold in 3.5-gram and 7-gram jars and will be expanded to feature indica, sativa, and hybrid strains such as Killer Kush, Wedding Cake, and a Kosher-approved Tangie Kush. The new line of ground flower will be available at all four of the Company's dispensaries in New York and via Home Delivery.

Balance Sheet and Liquidity

As of March 31, 2021, the Company had 125,196,702 equity shares issued and outstanding on an as-converted basis, and 153,577,058 shares outstanding on an as-converted, fully diluted basis.

As of March 31, 2021, total current assets were $58.6 million, including cash on hand of $40.6 million. Total current liabilities were $24.1 million, with $2.0 million in debt due within 12 months.

Conference Call and Webcast Information

Vireo Health management will host a conference call with research analysts today, Friday, May 14, 2021 at 8:30 a.m. ET (7:30 a.m. CT) to discuss its financial results for its first quarter ended March 31, 2021. Interested parties may register to attend the conference call via the following link:  http://www.directeventreg.com/registration/event/2254847.

Upon registration, each participant will be provided with call details and a registrant ID for Vireo's conference ID number 2254847. A live audio webcast of this event will also be available in the Events & Presentations section of the Company’s Investor Relations website at https://investors.vireohealth.com and will be archived for one year.

About Vireo Health International, Inc.

Vireo Health International, Inc. is a physician-led cannabis company focused on bringing the best of technology, science, and engineering to the cannabis industry. Vireo manufactures proprietary, branded cannabis products in environmentally friendly facilities, state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Vireo's team of more than 450 employees, led by scientists, engineers, and cultivation experts, is focused on efficiency and the creation of best-in-class products, while driving scientific innovation within the cannabis industry and developing meaningful intellectual property. Today, Vireo is licensed to grow,  process, and/or distribute cannabis in eight markets and operates 16 dispensaries nationwide. For more information about Vireo Health, please visit www.vireohealth.com.

Additional Information

Additional information relating to the Company’s first quarter 2021 results will be available on EDGAR and SEDAR later today. Vireo refers to certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, less certain non-cash equity compensation expense, one-time transactions, and other non-recurring non-cash items. These measures do not have any standardized meaning and may not be comparable to similar measures presented by other issuers. Please see the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this news release for more detailed information regarding non-GAAP financial measures.

Contact Information

Investor Inquiries:	Media Inquiries:
Sam Gibbons	Albe Zakes
Vice President, Investor Relations	Vice President, Corporate Communications
samgibbons@vireohealth.com	albezakes@vireohealth.com
(612) 314-8995	(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “trends,” “initiatives,” “expected,” “opportunities,” “potential,” “could,” “look forward,” “outlook,” “will,” “should,” “encouraged,” and “pending,” “ or variations of such words and phrases.  These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue and cash on hand may differ materially from the revenue and cash values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment; and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to the timing of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to cannabis operations in the United States and any changes to such laws; operational, regulatory and other risks; execution of business strategy; management of growth; difficulty to forecast; conflicts of interest; risks inherent in an agricultural business; liquidity and additional financing; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.

Supplemental Information

The financial information reported in this news release is based on audited financial statements for the fiscal year ended December 31, 2020 and unaudited condensed interim consolidated financial statements for the fiscal quarter ended March 31, 2021. All financial information contained in this news release is qualified in its entirety with reference to such financial statements. To the extent that the financial information contained in this news release is inconsistent with the information contained in the Company’s audited financial statements, the financial information contained in this news release shall be deemed to be modified or superseded by the Company’s audited financial statements. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation for purposes of applicable securities laws.

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts, unaudited and condensed)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$40,561,051	$25,513,180
Restricted cash	—	1,592,500
Accounts receivable	867,593	696,994
Inventory	14,532,336	12,644,895
Prepayments and other current assets	2,458,295	1,552,278
Notes receivable	198,471	293,700
Deferred acquisition costs	—	28,136
Assets Held for Sale	—	4,596,445
Deferred financing costs	—	120,266
Total current assets	58,617,746	47,038,394
Property and equipment, net	35,923,904	30,566,259
Operating lease, right-of-use asset	8,833,728	8,163,844
Notes receivable, long-term	3,750,000	3,750,000
Intangible assets, net	11,388,112	8,409,419
Goodwill	3,132,491	3,132,491
Deposits	1,413,719	1,412,124
Deferred tax assets	392,000	157,000
Total assets	$123,451,700	$102,629,531
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	15,675,443	13,477,303
Right of use liability	1,197,597	857,294
Convertible notes, net of issuance costs	900,000	900,000
Long-Term debt, current portion	1,110,000	1,110,000
Liabilities held for sale	—	3,595,301
Warrant Liability	5,237,230	—
Total current liabilities	24,120,270	19,939,898
Right-of-use liability	21,479,700	20,343,063
Long-Term debt	17,646,501	—
Total liabilities	$63,246,471	$40,282,961

Stockholders’ equity
Subordinate Voting Shares ($- par value, unlimited shares authorized; 72,660,602 shares issued and outstanding)	—	—
Multiple Voting Shares ($- par value, unlimited shares authorized; 459,950 shares issued and outstanding)	—	—
Super Voting Shares ($- par value; unlimited shares authorized; 65,411 shares issued and outstanding, respectively)	—	—
Additional Paid in Capital	168,924,845	164,079,614
Accumulated deficit	(108,719,616)	(101,733,044)
Total stockholders' equity	$60,205,229	$62,346,570
Total liabilities and stockholders' equity	$123,451,700	$102,629,531

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts, unaudited and condensed)

	Three Months Ended March 31,
	2021	2020
Revenue	$13,189,889	$12,118,567
Cost of sales
Product costs	7,506,048	8,701,653
Inventory valuation adjustments	68,000	139,008
Gross profit	5,615,841	3,277,906
Operating expenses:
Selling, general and administrative	8,035,991	6,877,125
Stock-based compensation expenses	2,314,575	2,735,938
Depreciation	171,562	2,966
Amortization	206,443	154,190
Total operating expenses	10,728,571	9,770,219

Loss from operations	(5,112,730)	(6,492,313)

Other income (expense):
Gain on disposal of assets held for sale	437,107	—
Derivative gain	158,529	1,325,928
Interest expenses, net	(1,026,146)	(1,450,264)
Other income (expenses)	56,668	(469,272)
Other expenses, net	(373,842)	(593,608)

Loss before income taxes	(5,486,572)	(7,085,921)

Current income tax expenses	(1,735,000)	(505,100)
Deferred income tax recoveries	235,000	78,000
Net loss and comprehensive loss	(6,986,572)	(7,513,021)
Net loss per share - basic and diluted	$(0.06)	$(0.08)
Weighted average shares used in computation of net loss per share - basic and diluted	116,103,635	88,519,845

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts, unaudited and condensed)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,986,572)	$(7,513,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory valuation adjustments	68,000	139,009
Depreciation	171,562	2,966
Depreciation capitalized into inventory	508,358	474,903
Non-cash operating lease expense	286,296	297,406
Amortization of intangible assets	206,443	154,190
Share-based payments	2,314,575	2,735,938
Deferred income tax	(235,000)	(78,000)
Deferred Gain/Loss Sale Leaseback	—	30,481
Accretion	91,507	149,309
Loss on Sale of Property and Equipment	—	13,800
Derivative Loss	(158,529)	(1,325,928)
Gain on disposal of OMS	(437,107)	—
Change in operating assets and liabilities:
Accounts Receivable	(52,521)	166,751
Prepaid expenses	(886,714)	1,133,567
Inventory	(1,875,784)	(385,647)
Accounts payable and accrued liabilities	1,885,815	1,270,264
Change in assets and liabilities held for sale	124,843	—
Net cash used in operating activities	$(4,974,828)	$(2,734,012)

CASH FLOWS FROM INVESTING ACTIVITIES:
PP&E Additions	$(4,922,251)	$(506,336)
Proceeds from sale of OMS net of cash	1,150,000	—
Deposits	(1,595)	25,000
Net cash provided by (used in) investing activities	$(3,773,846)	$(481,336)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	$—	$7,613,490
Deferred financing costs	(865,769)	—
Proceeds from long-term debt	24,028,295	—
Proceeds from option exercises	966,156	—
Lease payments	(332,137)	(309,949)
Net cash provided by financing activities	$23,796,545	$7,303,541

Net change in cash and restricted cash	$15,047,871	$4,088,193

Cash and restricted cash, beginning of period	$25,513,180	$7,641,673

Cash and restricted cash, end of period	$40,561,051	$11,729,866

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non- GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non- GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non- GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non- GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non- GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$(6,986,572)	$(7,513,021)
Interest expense, net	1,026,146	1,450,264
Income taxes	1,500,000	427,100
Depreciation & Amortization	378,005	157,156
Depreciation included in cost of goods sold	508,359	474,903
EBITDA (non-GAAP)	$(3,574,062)	$(5,003,598)
Derivative Gain	(158,529)	(1,325,928)
Inventory adjustment	68,000	139,008
Share-based compensation	2,314,575	2,735,938
Severance Expense	—	339,997
Gain on sale of discontinued operations	(437,107)	—
Adjusted EBITDA (non-GAAP)	$(1,787,123)	$(3,114,583)